Exhibit 10.2

STEREOTAXIS, INC.

2002 STOCK INCENTIVE PLAN

As amended and restated effective June 10, 2009

1.    Objectives.

The Stereotaxis, Inc. 2002 Stock Incentive Plan (the “Plan”) is designed to attract, motivate and retain selected employees of, and other individuals providing services to, the Company. These objectives are accomplished by making long-term incentive and other awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

2.    Definitions.

(a)    “Awards”—The grant of any form of stock option, stock appreciation right, performance share award, restricted stock award, or other stock-based award, whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions, performance requirements, limitations and restrictions as the Committee may establish in order to fulfill the objectives of the Plan.

(b)    “Award Agreement”—An agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, limitations and restrictions applicable to an Award.

(c)    “Board”—The Board of Directors of the Company.

(d)    “Change of Control”—The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or

Individuals who, as of the date hereof, constitute the Board (as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

The consummation of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

(e)    “Code”—The Internal Revenue Code of 1986, as amended from time to time.

(f)    “Committee”—The committee designated by the Board to administer the Plan and chosen from those of its members, or, in the absence of any such Committee, the Board.

(g)    “Company”—Stereotaxis, Inc., a Delaware corporation.

(h)    “Fair Market Value”—The last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, of the Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. (the “NYSE”) or, if the Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted sale price on such date or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such date, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the Shares are not quoted by any such organization, the average of the closing bid and asked prices on such date as furnished by a professional market maker making a market in the Shares selected by the Committee. If the Shares are not publicly held or so listed or publicly traded, the determination of the Fair Market Value per Share shall be made in good faith by the Committee.

(i)    “Fiscal Year”—The fiscal year of the Company, as the same may be changed from time to time.

(j)    “Incentive Stock Option”—A stock option intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

(k)    “Nonqualified Stock Option”—A stock option which is not an Incentive Stock Option.

(l)    “Parent”—Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

(m)    “Participant”—An individual to whom an Award has been made under the Plan. Awards may be made to employees of the Company, or any of its subsidiaries (including subsidiaries of subsidiaries), or any other entity in which the Company has a significant equity or other interest, as determined by the Committee, as well as individuals providing services to the Company; provided, that Incentive Stock Options may only be granted to employees of the Company or any of its Subsidiaries.

(n)    “Performance Period”—A period of one or more consecutive Fiscal Years over which one or more of the performance criteria listed in Section 5(e) shall be measured pursuant to the grant of Awards (whether such Awards take the form of stock options, performance share awards, long term cash incentives or stock ownership incentive awards). Performance Periods may overlap one another.

(o)    “Shares” or “Stock”—Authorized and issued or unissued shares of common stock of the Company.

(p)    “Subsidiary” —Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

3.    Stock Available for Awards.

Subject to adjustment pursuant to Section 12, the number of shares that may be issued under the Plan for Awards granted wholly or partly in stock during the term of the Plan is 8,610,998. Shares of Stock may be made available from the authorized but unissued shares of the Company, from shares held in the Company’s treasury and not reserved for some other purpose, or from shares purchased on the open market. For purposes of determining the number of shares of Stock issued under the Plan, no shares shall be deemed issued until they are actually delivered to a Participant, or such other person in accordance with Section 9. Shares covered by Awards that either wholly or in part are not earned, or that expire or are forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other Awards, shall be available for future issuance under Awards. Further, shares tendered to the Company in connection with the exercise of stock options, or withheld by the Company for the payment of tax withholding on any Award, shall also be available for future issuance under Awards; provided, however, that not more than

6,364,484 shares may be used for the grant of Incentive Stock Options. In addition, not more than 750,000 of the Shares available under the Plan may be used for the grant of fully vested shares (in the form of Other Stock-Based Awards) to satisfy payments under an annual incentive plan maintained by the Company.

4.    Administration.

The Plan shall be administered by the Committee, which shall have full power to select Participants, to interpret the Plan, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed acts of the Committee. Each member of the Committee is entitled to, in good faith, rely upon any report or other information furnished to that member by any officer or other associate of the Company, any subsidiary, the Company’s certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

5.    Awards.

The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions, performance requirements, limitations and restrictions applicable to each Award. Awards may include but are not limited to those listed in this Section 5. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement or payment of, or as alternatives to, grants, rights or compensation earned under any other plan of the Company, including the plan of any acquired entity.

(a)    Stock Option—A stock option is a grant of a right to purchase a specified number of shares of Stock at a stated price. The exercise price of Incentive Stock Options and Nonqualified Stock Options shall be not less than 100% of Fair Market Value on the date of grant; provided that, in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, its Parent or a Subsidiary, the exercise price of Incentive Stock Options shall not be less than 110% of the Fair Market Value of the Stock on the date of grant. No individual may be granted options to purchase more than 277,777 shares during any Fiscal Year. The term of each option shall not be more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in the Award Agreement; provided that, in the case of a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the term of any Incentive Stock Option shall not be more than five (5) years from the date of granting thereof or such shorter period as prescribed in the Award Agreement. Within such limit, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all Participants. The holder of an option shall have none of the rights of a shareholder with respect to the shares subject to option until such shares shall be issued to him or her upon the exercise of his or her option.

(b)    Stock Appreciation Rights—A stock appreciation right is a grant of a right to receive a payment from the Company in an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share, times the number of stock appreciation rights exercised. The exercise price of stock appreciation rights shall not be less than 100% of Fair Market Value on the date of grant. A stock appreciation right granted in connection with an option shall entitle the Participant to surrender an unexercised option (or portion thereof) and to receive in exchange an amount equal to the excess of the fair market value on the exercise date of a share of Stock over the exercise price per share for the option, times the number of shares covered by the option (or portion thereof) which is surrendered. Payment may be made, in the discretion of the Committee, in (i) Stock, (ii) cash or (iii) any combination of Stock and cash. Cash shall be paid for fractional shares of Stock upon the exercise of a stock appreciation right. The maximum number of shares of Stock subject to Awards for stock appreciation rights, for grants which are intended to qualify under Section 162(m), which may be granted during a calendar year to a Participant shall be 250,000.

(c)    Performance Share Award—A performance share award is an Award denominated in units of stock. Performance share awards will provide for the payment of stock if performance goals are achieved over specified Performance Periods. The maximum number of shares of Stock subject to Awards for performance shares, for grants which are intended to qualify under Section 162(m), which may be granted during a calendar year to a Participant shall be 250,000.

(d)    Restricted Stock Award—A restricted stock award is an Award of Stock which will vest over time or if performance or other goals are achieved over specified Performance Periods. Restricted Stock Awards subject only to time-based vesting shall have a minimum three year vesting period (provided such awards may vest ratably over such period). Performance-based Restricted Stock Awards shall have a minimum one year vesting period, in addition to the achievement of the performance criteria set forth in the award. The maximum number of shares of Stock subject to Awards for restricted stock, for grants which are intended to qualify under Section 162(m), which may be granted during a calendar year to a Participant shall be 250,000.

(e)    Other Stock-Based Award and Cash-Based Award—The Committee may, in its sole discretion, grant Awards of Stock, and other Awards that are valued in whole or in part by reference to the Fair Market Value of Stock. These Awards shall collectively be referred to herein as Other Stock-Based Awards. The Committee may also, in its sole discretion, grant cash awards, referred to herein as Cash-Based Awards. Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, but not limited to, the right to receive fully vested shares. Other Stock-Based Awards and Cash-Based Awards may be granted with or in addition to other Awards. Subject to the other terms of the Plan, Other Stock-Based Awards and Cash-Based Awards may be granted to such Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and set forth in an Award Agreement. The maximum amount that may be awarded, for grants which are intended to qualify under Section 162(m), during a calendar year to a Participant as an Other Stock-Based Award shall be 250,000 shares and as a Cash-Based Award shall be $1,000,000.

(f)    Performance Criteria under section 162(m) of the Code—The performance criteria for Awards made to any “covered employee” (as defined by section 162(m) of the Code) and which are intended to qualify as performance-based compensation under section 162(m)(C) thereof, shall consist of objective tests based on one or more of the following: the Company’s earnings per share growth; earnings; earnings per share; cash flow; customer satisfaction; revenues; financial return ratios; market performance; shareholder return and/or value; operating profits (including earnings before income taxes, depreciation and amortization); net profits; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; and plant and equipment performance. To the extent an Award is intended to be performance-based compensation under Section 162(m) of the Code, no payments are to be made to a Participant who is a “covered employee” if the applicable performance criteria are not achieved for a given Performance Period. If the applicable performance criteria are achieved for a given Performance Period, the Committee has full discretion to reduce or eliminate the amount otherwise payable for that Performance Period. Under no circumstances may the Committee use discretion to increase the amount payable under an Award to a “covered employee” to the extent such Award is intended to qualify as performance-based compensation under section 162(m) of the Code.

(g)    Nothing herein shall preclude the Committee from making any payments or granting any Awards whether or not such payments or Awards qualify for tax deductibility under section 162(m) of the Code.

6.    Payment of Awards.

Payment of Awards may be made in the form of cash, stock or combinations thereof and may include such restrictions as the Committee shall determine. Further, payments may be deferred, either in the form of installments or as a future lump-sum payment, in accordance with such procedures as may be established from time to time by the Committee. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in stock or units of stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in stock or units of stock. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type. Any such procedures permitting deferrals, dividends or dividend equivalents must be in writing and must comply with the requirements of section 409A of the Code.

7.    Stock Option Exercise.

The price at which shares of Stock may be purchased under a stock option shall be paid in full in cash at the time of the exercise or, if permitted by the Committee, by means of tendering Stock or surrendering another Award or any combination thereof. The Committee may determine other acceptable methods of tendering Stock or other Awards and may impose such conditions on the use of Stock or other Awards to exercise a stock option as it deems appropriate. In addition, the optionee may effect a “cashless exercise” of a stock option in which the option shares are sold through a broker and a portion of the proceeds to cover the exercise price is paid to the Company, or otherwise in accordance with the rules and procedures adopted by the Committee.

8.    Tax Withholding.

Prior to the payment or settlement of any Award, the Participant must pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state and local tax withholding that in the opinion of the Company is required by law. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares of stock under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

9.    Transferability.

No Award shall be transferable or assignable, or payable to or exercisable by, anyone other than the Participant to whom it was granted, except (a) by law, will or the laws of descent and distribution, (b) as a result of the disability of a Participant or (c) that the Committee (in the form of an Award Agreement or otherwise) may permit transfers of Awards (other than Incentive Stock Options) by gift or otherwise to a member of a Participant’s immediate family and/or trusts whose beneficiaries are members of the Participant’s immediate family, or to such other persons or entities as may be approved by the Committee.

10.    Amendment, Modification, Suspension or Discontinuance of the Plan.

The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in law or other legal requirements or for any other purpose permitted by law; provided, however, that no such amendment, modification, suspension or termination of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant. Unless otherwise required by law, no such amendment shall require the approval of stockholders.

11.    Termination of Employment.

If the employment of a Participant terminates, the status of the Award shall be as set forth in the Award Agreement.

12.    Adjustments.

In the event of any change in the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee shall adjust appropriately: (a) the number of shares or kind of Stock (i) available for issuance under the Plan, (ii) for which Awards may be granted to an individual Participant set forth in Section 5, and (iii) covered by outstanding Awards denominated in stock or units of stock; (b) the exercise and grant prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Stock or any distribution

(other than normal cash dividends) to holders of Stock, such adjustments in the number and kind of shares and the exercise, grant and conversion prices of the affected Awards as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause to issue or assume stock options, whether or not in a transaction to which section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options. In such event, the aggregate number of shares of Stock available for issuance under Awards under Section 3, including the individual Participant maximums set forth in Section 5, will be increased to reflect such substitution or assumption.

In the event of a Change in Control, notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, the Committee may, in its sole discretion, provide for:

(1)    Accelerated vesting of any outstanding Awards that are otherwise unexercisable or unvested as of a date selected by the Committee;

(2)    Termination of an Award upon the consummation of the Change in Control in exchange for the payment of a cash amount (but only in a manner which does not result in a violation of Code Section 409A); and/or

(3)    Issuance of substitute Awards to substantially preserve the terms of any Awards previously granted under the Plan (but only in a manner which does not result in a violation of Code Section 409A).

13.    Acceleration.

The vesting schedule of any Award will not accelerate except in the cases of death, disability or retirement of the Participant or a Change of Control of the Company.

14.    Miscellaneous.

(a)    Any notice to the Company required by any of the provisions of the Plan shall be addressed to the chief human resources officer of the Company in writing, and shall become effective when it is received.

(b)    The Plan shall be unfunded and the Company shall not be required to establish any special account or fund or to otherwise segregate or encumber assets to ensure payment of any Award.

(c)    Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements or plans, subject to stockholder approval if such approval is required, and such arrangements or plans may be either generally applicable or applicable only in specific cases.

(d)    No Participant shall have any claim or right to be granted an Award under the Plan and nothing contained in the Plan shall be deemed or be construed to give any Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time without regard to the effect such discharge may have upon the Participant under the Plan. Except to the extent otherwise provided in any plan or in an Award Agreement, no Award under the Plan shall be deemed compensation for purposes of computing benefits or contributions under any other plan of the Company.

(e)    The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Missouri, County of St. Louis, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(f)    The Committee shall have full power and authority to interpret the Plan and to make any determinations thereunder, and the Committee’s determinations shall be binding and conclusive. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.

(g)    If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(h)    The Plan was originally adopted by the Board on March 25, 2002 and subsequently approved by shareholders of the Company. Subject to earlier termination pursuant to Section 10, the Plan will terminate on March 25, 2012. Awards outstanding at the termination of the Plan will not be affected by such termination.